Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2021 Results

Tampa, Fla. – March 8, 2022 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported results for the three and twelve months ended December 31, 2021.

Fourth Quarter 2021 - Financial Results

Net income for the fourth quarter of 2021 totaled $1.4 million or $0.01 diluted earnings per share compared with net income of $2.7 million or $0.35 diluted earnings per share in the fourth quarter of 2020. Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the fourth quarter of 2021 was $0.1 million or $0.14 diluted loss per share compared with adjusted net income of $1.8 million or $0.22 diluted earnings per share in the fourth quarter of 2020. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $189.3 million for the fourth quarter of 2021 increased 35.9% from $139.3 million in the fourth quarter of 2020. Homeowners Choice gross premiums written grew from $97.2 million to $103.4 million and TypTap Insurance Company gross premiums written grew from $42.1 million to $85.9 million.

Consolidated gross premiums earned of $156.8 million for the fourth quarter of 2021 increased 43.8% from $109.1 million in the fourth quarter of 2020. Homeowners Choice gross premiums earned grew from $85.1 million to $100.3 million and TypTap gross premiums earned grew from $24.0 million to $56.5 million.

Premiums ceded for reinsurance for the fourth quarter of 2021 increased to $54.6 million from $44.2 million in the fourth quarter of 2020 and represented 34.8% and 40.5%, respectively, of gross premiums earned. The increase was a result of the growth in both Homeowners Choice and TypTap.

Net investment income increased to $2.6 million in the fourth quarter of 2021 from $1.3 million in the fourth quarter of 2020. This increase was due to an increase in income from limited partnership investments, real estate investments and an investment in an unconsolidated joint venture offset by a decrease in interest income from fixed-maturity security investments.

Net unrealized investment gains were $2.0 million in the fourth quarter of 2021 compared with $1.3 million of net unrealized investment gains for the fourth quarter of 2020.

Losses and loss adjustment expenses for the fourth quarter of 2021 were $63.2 million compared with $40.4 million in the same period of 2020. The increase was attributable to the company’s growing premium base and storm related losses from events in its four northeastern states.

Policy acquisition and other underwriting expenses for the fourth quarter of 2021 were $24.2 million compared with $14.8 million in the same quarter of 2020. The increase relates to the growth of TypTap, and the amortization of costs associated with the quota share arrangements with United Property & Casualty.

General and administrative personnel expenses increased to $13.7 million in the fourth quarter of 2021 from $5.9 million for the fourth quarter of 2020 due to staffing increases to establish TypTap Insurance Group and increased stock-based compensation expense.

Full Year 2021 - Financial Results

Net income for the year ended December 31, 2021 totaled $7.2 million or $0.21 diluted earnings per share compared with $27.6 million or $3.49 diluted earnings per share for the year ended December 31, 2020. The decrease in net income was primarily attributable to a one-time gain of $37.0 million on an involuntary sale of real estate included in the company’s 2020 results offset somewhat by an increase in net income from the company’s investment portfolio in 2021.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the year ended December 31, 2021 was $6.2 million or $0.10 diluted earnings per share compared with $27.1 million or $3.44 diluted earnings per share in the same period of 2020. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the twelve-month periods increased 33.8% to $674.4 million in 2021 from $504.2 million in 2020. Homeowners Choice gross premiums written grew from $399.3 million to $426.9 million and TypTap gross premiums written grew from $104.9 million to $247.5 million.

Consolidated gross premiums earned for the year ended December 31, 2021 increased to $577.0 million from $415.9 million during the same period in 2020. Homeowners Choice gross premiums earned grew from $337.1 million to $401.1 million and TypTap gross premiums earned grew from $78.8 million to $175.9 million.

Premiums ceded for the year ended December 31, 2021 were $199.7 million or 34.6% of gross premiums earned compared with $153.5 million or 36.9% of gross premiums earned during the same period in 2020 as a result of the growth in both Homeowners Choice and TypTap.

Net investment income for the year ended December 31, 2021 was $12.3 million compared with $4.6 million for the year ended December 31, 2020. The $7.7 million increase was primarily due to an increase in income from limited partnership investments and an increase in net income from real estate investments.

Net realized investment gains for the year ended December 31, 2021 increased to $6.5 million from $1.0 million in the same period of 2020. This increase was primarily due to net gains from selling equity securities.

Losses and loss adjustment expenses for the years ended December 31, 2021 and 2020 were $227.5 million and $160.0 million, respectively. The increase was attributable to the company’s growing premium base and losses from the re-estimation of prior year storms Hurricane Sally and Tropical Storm Eta. The consolidated gross loss ratio was 39.4% in 2021 compared to 38.5% in 2020.

Policy acquisition and other underwriting expenses for the year ended December 31, 2021 were $93.7 million compared with $53.9 million in the same period in 2020. The increase relates to the growth of TypTap, and the amortization of increased costs associated with the quota share arrangements with United Property & Casualty.

Management Commentary

“In 2021 we grew our premiums by a third and we reported a profit for the year,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Further, we deleveraged our balance sheet and grew book value by 24%. We enter 2022 poised for another year of profitable growth.”

Conference Call

HCI Group will hold a conference call tomorrow, March 9, 2022, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 8:30 a.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 823326

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through April 8, 2022.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 44444

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Catherine Adcock

Gateway Group, Inc.

Tel (949) 574-6860

catherine@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	December 31, 2021	December 31, 2020

Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $41,953 and $70,265, respectively and allowance for credit losses: $0 and $588, respectively)	$42,583	$71,722
Equity securities, at fair value (cost: $46,276 and $47,029, respectively)	51,740	51,130
Limited partnership investments	28,133	27,691
Investment in unconsolidated joint venture, at equity	363	705
Real estate investments	73,896	74,472
Total investments	196,715	225,720

Cash and cash equivalents	628,943	431,341
Restricted cash	2,400	2,400
Accrued interest and dividends receivable	353	588
Income taxes receivable	4,084	4,554
Premiums receivable, net (allowance: $1,750 and $2,053, respectively)	68,157	68,382
Prepaid reinsurance premiums	26,355	36,376
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 in 2021 and 2020)	11,985	14,127
Unpaid losses and loss adjustment expenses (allowance: $90 and $85, respectively)	64,665	71,019
Deferred policy acquisition costs	57,695	43,858
Property and equipment, net	14,232	12,767
Right-of-use-assets - operating leases	2,204	4,002
Intangible assets, net	10,636	3,568
Funds withheld for assumed business	73,716	—
Other assets	14,717	22,611

Total assets	$1,176,857	$941,313

Liabilities and Equity
Losses and loss adjustment expenses	$237,165	$212,169
Unearned premiums	366,744	269,399
Advance premiums	13,771	11,370
Assumed reinsurance balances payable	—	87
Reinsurance payable on paid losses and loss adjustment expenses	4,017	—
Ceded reinsurance premiums payable	19,318	9,764
Accrued expenses	15,453	10,181
Deferred income taxes, net	11,739	11,925
Revolving credit facility	15,000	23,750
Long-term debt	45,504	156,511
Lease liabilities - operating leases	2,203	4,014
Other liabilities	31,485	31,007

Total liabilities	762,399	740,177

Commitments and contingencies
Redeemable noncontrolling interest	89,955	—

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,131,399 and 7,785,617 shares issued and outstanding in 2021 and 2020, respectively)	—	—
Additional paid-in capital	76,077	—
Retained income	246,790	199,592
Accumulated other comprehensive income, net of taxes	498	1,544
Total stockholders' equity	323,365	201,136
Noncontrolling interests	1,138	—
Total equity	324,503	201,136

Total liabilities, redeemable noncontrolling interest, and equity	$1,176,857	$941,313

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue

Gross premiums earned	$156,853	$109,056	$577,044	$415,918
Premiums ceded	(54,629)	(44,154)	(199,741)	(153,458)

Net premiums earned	102,224	64,902	377,303	262,460

Net investment income	2,586	1,320	12,335	4,564
Net realized investment gains (losses)	1,520	1,632	6,472	1,000
Net unrealized investment gains	2,012	1,260	1,363	679
Credit losses on investments	—	(15)	—	(611)
Policy fee income	1,033	951	3,995	3,522
Gain on involuntary conversion	—	—	—	36,969
Other	2,945	263	6,447	1,854

Total revenue	112,320	70,313	407,915	310,437

Expenses

Losses and loss adjustment expenses	63,193	40,372	227,525	160,036
Policy acquisition and other underwriting expenses	24,158	14,832	93,732	53,859
General and administrative personnel expenses	13,695	5,860	45,428	33,829
Interest expense	657	2,888	6,400	11,734
Loss on repurchases of convertible senior notes	—	—	—	150
Loss on extinguishment of debt	—	—	—	98
Debt conversion expense	481	—	1,754	—
Other operating expenses	7,598	3,449	21,843	13,803

Total expenses	109,782	67,401	396,682	273,509

Income before income taxes	2,538	2,912	11,233	36,928

Income tax expense	1,103	205	3,991	9,348

Net income	$1,435	$2,707	$7,242	$27,580
Net income attributable to redeemable noncontrolling interest	(2,224)	—	(7,399)	—
Net loss attributable to noncontrolling interests	817	—	2,013	—

Net income after noncontrolling interests	$28	$2,707	$1,856	$27,580

Basic earnings per share	$0.01	$0.35	$0.23	$3.55

Diluted earnings per share	$0.01	$0.35	$0.21	$3.49

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2021			December 31, 2021
	Loss	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$1,435			$7,242
Less: Net income attributable to redeemable noncontrolling interest	(2,224)			(7,399)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	882			2,013
Net income attributable to HCI	93			1,856
Less: (loss) income attributable to participating securities	1			(24)
Basic Earnings Per Share:
Income allocated to common stockholders	94	9,326	$0.01	1,832	8,092	$0.23

Effect of Dilutive Securities:*
Stock options	—	260		—	207
Warrants	—	400		—	281

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$94	9,986	$0.01	$1,832	8,580	$0.21

(a) Shares in thousands.
* Convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net (loss) income is a non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net (loss) income and GAAP diluted earnings per share to non-GAAP Adjusted diluted (loss) earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
GAAP Net income	$1,435	$7,242
Net unrealized investment gains	$(2,012)	$(1,363)
Less: Tax effect at 23.79265%	$479	$324
Net adjustment to Net income	$(1,533)	$(1,039)
Non-GAAP Adjusted Net (loss) income	$(98)	$6,203

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted (loss) income per common share calculated with the Non-GAAP financial measure Adjusted net (loss) income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2021			December 31, 2021
	Loss	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net (loss) income (non-GAAP)	$(98)			$6,203
Less: Net income attributable to redeemable noncontrolling interest	(2,224)			$(7,399)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	892			2,024
Net (loss) income attributable to HCI	(1,430)			828
Less: Income attributable to participating securities	105			55

Basic Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income allocated to common stockholders	(1,325)	9,326	$(0.14)	883	8,092	$0.11

Effect of Dilutive Securities:*
Stock options**	—	—		—	207
Warrants**	—	—		—	281

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income available to common stockholders and assumed conversions	$(1,325)	$9,326	$(0.14)	$883	$8,580	$0.10

(a) Shares in thousands.
* Convertible senior notes were excluded due to anti-dilutive effect. **For the three months ended December 31, 2021, stock options and warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
GAAP diluted Earnings Per Share	$0.01	$0.21
Net unrealized investment gains	$(0.21)	$(0.16)
Less: Tax effect at 23.79265%	$0.06	$0.05
Net adjustment to GAAP diluted EPS	$(0.15)	$(0.11)
Non-GAAP Adjusted diluted EPS	$(0.14)	$0.10